Exhibit 32


                            CERTIFICATION PURSUANT TO

                      SECTION 1350, CHAPTER 63 OF TITLE 18
                           OF THE UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Advanced 3-D Ultrasound Services, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Benjamin C. Croxton, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 9, 2005


/s/ Benjamin C. Croxton
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BENJAMIN C. CROXTON
Chief Executive Officer
Chief Financial Officer